[Letterhead of Kramer Levin Naftalis & Frankel LLP]



                                December 1, 1998


The Dessauer Global Equity Fund
5 Bay State Court
P.O. Box 1689
Orleans, Massachusetts 02653


                    Re:     The Dessauer Global Equity Fund, File Nos.:
                            333-63753, 811-7691
                            -------------------------------------------

Ladies and Gentlemen :

         We have acted as counsel for The Dessauer Global Equity Fund, a Delaware business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the issuance of shares of beneficial interest therein of The Dessauer Global Equity Fund, the sole series of the Trust (the "Shares"), pursuant to a registration statement on Form N-1A (File No. 333-63753) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, and the Investment Company Act of 1940, as amended. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated June 27, 1996 (the "Governing Instrument").

         In rendering this opinion, we have examined copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "Recording Office") on June 28, 1996 (the "Certificate"); the Governing Instrument; the By-laws of the Trust dated as of June 27, 1996 (the "By-laws"); certain resolutions of the Trustees of the Trust prepared for adoption at the meetings of the Board of Trustees held on May 23, 1997, September 3, 1997, January 21, 1998, May 11, 1998 and September 9, 1998 (such resolutions, together with the Governing

KRAMER LEVIN NAFTALIS & FRANKEL LLP

The Dessauer Global Equity Fund
December 1, 1998
Page 2


Instrument and the By-laws, the "Governing Documents"); the Trust's Notification of Registration Filed Pursuant to Section 8(a) of the Investment Company Act of 1940 on Form N- 8A as filed with the Securities and Exchange Commission on June 11, 1996; the Registration Statement under the Securities Act of 1933 on Form N-1A of the Trust as filed with the Securities and Exchange Commission on September 18, 1998 (the "Registration Statement"); and a certification of good standing of the Trust obtained as of a recent date from the Recording Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents. As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. We have received and relied upon an opinion from Morris, Nichols, Arsht & Tunnell, special Delaware counsel, a copy of which is attached hereto as Exhibit A, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

         Based upon and subject to the foregoing, we are of the opinion that:

               i. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware.

               ii. The Shares, when issued to shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents, will constitute legally issued, fully paid and non-assessable shares of beneficial interest in the Trust.

         This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any government agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or state of facts which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

         Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to the Trust's Registration Statement on Form N-1A.



                                Very truly yours,


                               /s/ Kramer Levin Naftalis & Frankel LLP